UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 12, 2007
Artes Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0870808

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Artes Medical, Inc. (the “Company”), held on June 12, 2007, the Compensation Committee approved the following awards of stock option grants under the Company’s 2006 Equity Incentive Plan to certain of the Company’s named executive officers (as determined pursuant to the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2007):

No. of Shares
Underlying
Name and Title	Stock Options
Peter C. Wulff, Executive Vice President and Chief Financial Officer	17,000
Adelbert L. Stagg, Ph.D., Vice President — Regulatory Affairs and Quality	15,000
Larry J. Braga, Vice President — Manufacturing	15,000
     Each of the stock options described above (a) has an exercise price of $7.37 per share, the closing price of the Company’s common stock as reported by the Nasdaq Global Market on June 12, 2007, and (b) vests and becomes exercisable in equal monthly installments over forty-eight months, beginning on the date of the grant.
     In awarding the stock option grants the Compensation Committee considered the executive’s position and the individual performance and contribution of the executive. The target stock option grant for each executive was set at twenty-five percent (25%) of the current hiring grant for such executive’s position (the “Target Grant”). The Compensation Committee then reviewed each executive’s performance rating as reviewed and finalized by the Chief Executive Officer and the Senior Director of Human Resources. Based upon the executive’s performance rating, his or her stock option grants may have been higher or lower than the Target Grant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: June 19, 2007

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary